Exhibit 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of December 31, 2022

Jurisdiction of
Company Name	Incorporation

Xinyuan International Property Investment Co., Ltd.	Cayman Islands
Xinyuan International (HK) Property Investment Co., Ltd.	Hong Kong
XIN Development Group International Inc.	United States
Xinyuan Real Estate, Ltd.	Cayman Islands
XIN Development Management East, LLC	United States
XIN NY Holding, LLC	United States
421 Kent Development, LLC	United States
Xinyuan Sailing Co., Ltd.	Hong Kong
AWAN Plasma Sdn Bhd	Malaysia
XIN Eco Marine Group Properties Sdn Bhd	Malaysia
Zhengzhou Jiasheng Real Estate Co., Ltd.	China
Xinyuan (China) Real Estate, Ltd.	China
Henan Xinyuan Real Estate Co., Ltd.	China
Qingdao Xinyuan Xiangrui Real Estate Co., Ltd.	China
Shandong Xinyuan Real Estate Co., Ltd.	China
Xinyuan Property Management Service (Cayman) Ltd.	Cayman Islands
Xinyuan Property Management Service (BVI) Ltd.	British Virgin Islands
Xinyuan Property Management Services (HK) Limited	Hong Kong
Xinyuan Science and Technology Service Group Co., Ltd.	China
Mingyuan Landscape Engineering Co., Ltd.	China
Henan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Suzhou Xinyuan Real Estate Development Co., Ltd.	China
Anhui Xinyuan Real Estate Co., Ltd.	China
Kunshan Xinyuan Real Estate Co., Ltd.	China
Xinyuan Real Estate (Chengdu) Co., Ltd.	China
Xuzhou Xinyuan Real Estate Co., Ltd.	China
Henan Xinyuan Jiye Real Estate Co., Ltd.	China
Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China
Xinyuan Renju (Beijing) Asset Management Co., Ltd.	China
Beijing Xinyuan Priority Real Estate Consulting Co., Ltd.	China
Henan Xinyuan Priority Commercial Management Co., Ltd.	China
Suzhou Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Jiangsu Jiajing Real Estate Co., Ltd.	China
Xingyang Xinyuan Real Estate Co., Ltd.	China
Jinan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Sanya Beida Science and Technology Park Industrial Development Co., Ltd.	China
Chengdu Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Tianjin Xinyuan Real Estate Co., Ltd.	China
Xi'an Yinghuai Square Commerce Management Co., Ltd.	China
Changsha Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shanghai Junxin Real Estate Co., Ltd.	China
Beijing Yinghuai Commerce and Trade Co., Ltd.	China
Beijing Xinhe Investment Development Co., Ltd.	China
Henan Yinghuai Commerce and Trade Co., Ltd.	China
Henan Xinyuan Guangsheng Real Estate Co., Ltd.	China
Shanghai Hexinli Property Management Center. (Limited partnership)	China

Shandong Xinyuan Renju Real Estate Co., Ltd.	China
Shaanxi Zhongmao Economy Development Co., Ltd.	China
421 Kent Holding Co, Ltd.	United States
Hudson 888 Owner LLC	United States
XIN Manhattan Holding LLC	United States
Hudson 888 Holding LLC	United States
Shenzhen Xinchuang Investment Consulting Co., Ltd.	China
Henan Xinyuan Quansheng Real Estate Co., Ltd.	China
Zhengzhou Shengdao Real Estate Co., Ltd.	China
Henan Xinyuan Shunsheng Real Estate Co., Ltd.	China
Hunan Erli Real Estate Co., Ltd.	China
XIN Queens Holding LLC	United States
Queens Theatre Holdco LLC	United States
Queens Theatre Owner LLC	United States
Zhengzhou Xinnan Real Estate Co., Ltd.	China
Xinyan Investment Management Co., Limited.	China
Hunan Xintian Real Estate Co., Ltd.	China
Zhengzhou Hangmei Technology Development Co., Ltd.	China
Zhengzhou Hangmei Zhengxing Technology Co., Ltd.	China
Xi’an Dingrun Real Estate Co., Ltd.	China
Zhengzhou Kangshengboda Real Estate Co., Ltd.	China
Zhuhai Prince Real Estate Co., Ltd.	China
Henan Renxin Real Estate Co., Ltd.	China
Xinchuang Technology Co., Ltd.	China
Hangzhou Huiyuan Investment Management Partnership Enterprise. (Limited partnership)	China
Guangdong Xinyuan Real Estate Co., Ltd.	China
Taicang Pengchi Real Estate Co., Limited.	China
Khorgos XinYan Enterprise Management Consulting Co., Ltd.	China
Jinan Xinyuan Quansheng Real Estate Co., Ltd.	China
Suzhou Yuxi Real Estate Co., Limited.	China
Xinchuang Sailing (Dalian) Healthy Technology Industrial Investment Co., Ltd.	China
Dalian Xinyi Renju Industrial Co., Ltd.	China
Jiangxi Xinkai Renju Management Consulting Service., Ltd.	China
Beijing Xinyuan Huicheng Technology Development Co., Ltd.	China
Suzhou Yefang Real Estate Co., Limited.	China
Chengdu Xinyuan Renju Enterprise Management Co., Ltd.	China
Chengdu Guohongteng Real Estate Co., Ltd.	China
Qingdao Keda Real Estate Co., Ltd.	China
Wuhan Yinghexin Real Estate Co., Ltd.	China
Henan Xinyuan Property Management Co., Ltd.	China
Wuhu Xinyansuifeng NO.1 Investment Center (Limited partnership)	China
Zhuhai Xinyuan Real Estate Co., Ltd.	China
Jinan Renju Building Material Co., Ltd.	China
Dalian Xinyi Yaju Real Estate Co., Ltd.	China
Guangdong Xinchuang Kechuangzhigu Development Co., Ltd.	China
Jiangxi Xinyuan Heju Enterprise Management Consulting Service Co., Ltd.	China
Beijing I-Journey Science and Technology Development Co., Ltd.	China
Beijing Ruizhuo Xichuang Technology Development Co., Ltd.	China
Beijing Ruizhuo Xitou Development Co., Ltd.	China
Beijing Future Xinzhihui Technology Development Center (Limited Partnership)	China
Beijing Future Xinhujin Technology Development Center (Limited Partnership)	China
Beijing Future Xinruifeng Technology Development Center (Limited Partnership)	China

Beijing Ruihao Rongtong Real Estate Co., Ltd.	China
Beijing Yuzhouyun Technology Development Center (Limited partnership)	China
Henan Xintuo Real Estate Co. Ltd.	China
Zhengzhou Xinhe Real Estate Co., Ltd	China
Zhengzhou Xinying Real Estate Co., Ltd.	China
Zhengzhou Xinyuan Xinsheng Business Management Co. Ltd.	China
Dalian Xinsheng Industrial Co., Ltd.	China
Guoxin Chuangxiang (Tianjin) Enterprise Management Consulting Partnership (Limited Partnership)	China
Guoxin Chuangzhi (Tianjin) Enterprise Management Consulting Partnership (Limited Partnership)	China
Beijing Ruizhuo Xihui Technology Development Centre Co., Ltd.	China
Chongqing Heavy Duty Vehicle Group Hong Property LLC Wulong Branch	China
Henan Rongyao Catering Service Co., Ltd.	China
Henan Xinzhixiang Electronic Technology Co., Ltd.	China
Zhengzhou Branch of Xinyuan Technology Service Group Co., Ltd.	China
Henan Xinyuan Property Service Co., Ltd.. Xincai Branch	China
Zhengzhou Shengxin Landscape Engineering Co., Ltd.	China
Henan Xinyuan Property Service Co., Ltd.. Runan Branch	China
Dalian Branch of Xinyuan Technology Service Group Co., Ltd.	China
Guangzhou Yuesheng Commercial Service Co., Ltd.. Zhengzhou Branch	China
Henan Kai Dao real Estate Brokerage Co., Ltd.	China
Shanghai Xinqiao Trading Co., Ltd.	China
Hainan Xinyuan Heju Enterprise Management Consulting Service Co., Ltd.	China
Jinan Xinyuan Commercial Management Co., Ltd.	China
Guangzhou Xinyuan Commercial Management Co., Ltd.	China
Henan Xinyuan Hongsheng Commercial Management Co., Ltd.	China
Qingdao Huiju Zhihui City Industrial Development Co., Ltd.	China

*The list does not include various new entities created by Xinyuan Real Estate Co., Ltd. that are being held for future ventures.